Exhibit 23

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference:


      (i) in Registration Statement No. 33-54491 on Form S-8 pertaining to the James River Corporation of Virginia StockPlus Investment Plan;

      (ii) in Registration Statement No. 33-45079 on Form S-8 pertaining to the James River Corporation of Virginia UK Employee Share Accumulation Plan;

      (iii) in Registration Statement No. 33-57153 on Form S-8 pertaining to the James River Corporation of Virginia Canadian Employees Stock Purchase Plan;

      (iv) in Registration Statement No. 33-43894 on Form S-8 pertaining to the James River Corporation of Virginia Stock Option Plan for Outside Directors;

     (v) in Post-Effective Amendment No. 1 to Registration Statement No. 2-83979 on Form S-8, serving as Post-Effective Amendment No. 5 to Registration Statement No. 2-64057, and as Post-Effective Amendment No. 2 to Registration Statement No. 2-76900, each pertaining to the James River Corporation of Virginia Stock Option Plan;

      (vi) in Registration Statement No. 33-56657 on Form S-8 pertaining to the James River Corporation of Virginia 1987 Stock Option Plan; and

     (vii) in Registration Statement No. 33-53413 on Form S-3 pertaining to the shelf registration of $600,000,000 of debt securities of James River Corporation of Virginia of our report, dated January 25, 1995 on our audits of the consolidated financial statements of James River Corporation of Virginia and Subsidiaries as of December 25, 1994 and December 26, 1993, and for each of the three fiscal years in the period ended December 25, 1994, which report is incorporated by reference in this Annual Report on Form 10-K.



                                   COOPERS & LYBRAND L.L.P.

Richmond, Virginia
March 24, 1995



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